Exhibit 99.1

FOR IMMEDIATE RELEASE

For: Authentidate Holding Corp.

Investor Contacts:

Robert Schatz

Wolfe Axelrod Weinberger Assoc. LLC

(212) 370-4500; (212) 370-4505 fax

AUTHENTIDATE ANNOUNCES THAT

EXPRESSMD SOLUTIONS, LLC IS NOW A WHOLLY-OWNED SUBSIDIARY

- Authentidate also Entered into a License Agreement for Related Intellectual Property -

BERKELEY HEIGHTS, NJ – November 28, 2011 — Authentidate Holding Corp. (Nasdaq: ADAT), a provider of secure web-based software applications and telehealth products and services for healthcare organizations, today announced that it has completed a transaction with EncounterCare Solutions, Inc., its joint venture partner in ExpressMD Solutions, LLC, pursuant to which EncounterCare Solutions agreed to transfer its ownership interest in the joint venture to Authentidate and ExpressMD Solutions became a wholly-owned subsidiary of Authentidate. In addition, in connection with this transaction, EncounterCare Solutions and an affiliated company granted Authentidate a worldwide, perpetual, irrevocable, royalty-free, non-transferable (except as defined), non-exclusive license to use their intellectual property to continue to commercialize and develop the Electronic House Call remote patient monitoring device and related software sold by ExpressMD and to develop improvements and other products based on such intellectual property.

Ben Benjamin, Chief Executive Officer of Authentidate, stated “We are pleased to have completed this transaction with EncounterCare Solutions and we believe that it will allow us to increase our focus on growing our telehealth business. This transaction represents a milestone for Authentidate as we continue to commercialize our telehealth products and solutions. We believe that we have accomplished positive work in the telehealth space with our former joint venture partner, EncounterCare Solutions, and believe we will be able to enhance shareholder value for them and our other shareholders as we continue to grow our business.”

In the transaction, Authentidate agreed to pay EncounterCare Solutions $1,000,000 in cash, payable over a period of 12 months, and to issue it 1,500,000 shares of its common stock. The transaction closed on November 21, 2011.

Mr. Benjamin continued, “As a wholly owned subsidiary, we believe that ExpressMD will have greater flexibility to respond to emerging market needs in the telehealth space and will be better able to continue to offer innovative and leading-edge products and solutions to support customers seeking ways to reduce costs, enhance patient care and comply with new government requirements concerning the use of information technology. We also believe that this new structure will enable us to more effectively combine our telehealth solutions with our hospital discharge and referral and order management solutions to offer the full range of solutions healthcare providers will need to support emerging market trends focused on providing a continuum of care for patients.”

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About Authentidate Holding Corp.

Authentidate Holding Corp. is a provider of secure web-based software applications and telehealth products and services that enable healthcare organizations to coordinate care for patients and enhance related administrative and clinical workflows. Our products and services enable healthcare organizations to increase revenues, reduce costs and enhance patient care by eliminating paper and manual work steps from clinical and administrative processes. Our ExpressMD telehealth solution combines Electronic House Call, an FDA 510(k) cleared in-home patient vital signs monitoring system, with a web application that streamlines patient monitoring. Delivered as Software as a Service (SaaS), customers only require an Internet connection and web browser to access our web-based applications thereby utilizing previous investments in systems and technology. The company’s healthcare customers and users include leading homecare companies, health systems, physician groups and governmental entities. These organizations utilize the company’s products and services to coordinate care for patients outside of acute-care.

For more information, visit the company’s website at www.authentidate.com

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the company will be achieved.

Authentidate and Inscrybe are registered trademarks of Authentidate Holding Corp. ExpressMD is a trademark of our subsidiary ExpressMD Solutions, LLC. All other trade names are the property of their respective owners.

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